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The information contained herein has been prepared solely for the use of
Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.


The information contained herein will be superseded by the description of the mortgage loans contained in the prospectus supplement. Such information supersedes the information in all prior collateral term sheets, if any.


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Z_POHE0504_MKT - STACK PRICE/YIELD

Settle                                     8/25/2005
First Payment                              9/25/2005
                                Libor                               Forward
                               Prepay                      100 PricingSpeed
               Prepay Penalty Haircut                                   100
                        Loss Severity                                62.88%
                    Servicer Advances                                  100%
                      Liquidation Lag                                     0
                  Optional Redemption                               Call (N)

                                  AF5                               100 CDR
                  Principal Writedown                                 0.01%
   Total Collat Loss (Collat Maturity)                               62.88%